UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360-2362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At its meeting on April 21, 2026, the Personnel and Compensation Committee of the Board of Directors (the “Board”) of Teledyne Technologies Incorporated (“Teledyne”) took the following actions with respect to compensation paid to each of the Named Executive Officers set forth below who are identified in Teledyne’s 2026 Proxy Statement, which actions were ratified by Teledyne’s Board of Directors:

(1) Effective April 1, 2026, the annual base salary of Stephen F. Blackwood, Executive Vice President and Chief Financial Officer, was increased from $640,000 to $660,000, and starting in 2026, Mr. Blackwood will be eligible to receive a stock option grant having a fair value as of the grant date equal to 95% of base salary;

(2) Effective April 1, 2026, the annual base salary of Jason VanWees, Vice Chairman, was increased from $595,000 to $613,000; and

(3) Effective April 1, 2026, the annual base salary of Melanie S. Cibik, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, was increased from $585,000 to $603,000, and starting in 2026, Miss Cibik will be eligible to receive a stock option grant having a fair value as of the grant date equal to 90% of base salary.

Teledyne held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on April 22, 2026. At the Annual Meeting, Teledyne’s stockholders approved the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Amended Plan”), which amends and restates Teledyne’s existing Amended and Restated 2014 Incentive Award Plan (the “First Amended Plan”). The Amended Plan was adopted by Board on January 20, 2026, subject to receiving stockholder approval at the Annual Meeting.

The Amended Plan makes the following material changes to the First Amended Plan, as well as certain other administrative, clarifying and conforming changes:

•	Increases the number of shares available by 4,000,000 shares;

•

Provides that the aggregate number of shares available for issuance will be reduced by 2.45 shares (reduced from 2.93 shares under the First Amended Plan) for each share subject to an award other than a stock option or stock appreciation right (a “Full Value Award”) that is granted on or after the effective date of the Amended Plan, and that the number of shares available for issuance will be increased by 2.45 shares for each share subject to a Full Value Award granted on or after the effective date of the Amended Plan that again becomes available for grant pursuant to the terms of the Amended Plan;

•

Extends the term of the First Amended Plan, which otherwise would have expired on February 21, 2027, such that the Amended Plan would expire in 2036, on the 10th anniversary of its approval by Teledyne’s stockholders;

•

Eliminates the ability to grant performance-based cash bonuses under the Amended Plan, along with the $5,000,000 annual limit on the amount of cash payable to a participant in a calendar year pursuant to awards payable in cash, although such performance-based cash bonuses may be granted outside of the Amended Plan;

•	Increases the annual aggregate compensation limit for non-employee directors from $750,000 per director to $1,000,000;

•

Removes provisions required to grant performance awards that qualified for the now-repealed “performance-based compensation” deduction limit exception under former Section 162(m) of the Internal Revenue Code and introduces flexibility with respect to the performance criteria that may be used for performance-based awards and the adjustments that may be made to such criteria; however, the Amended Plan maintains the same individual annual award limit on the number of award shares that may be granted to a participant in a calendar year that previously applied under the First Amended Plan;

•

Provides that the Board or the Personnel and Compensation Committee may delegate some or all of its authority to grant awards and take other actions under the Amended Plan to any individual or body, as permitted under the Delaware General Corporation Law;

•

Clarifies that the vesting of awards may be accelerated upon death, disability, termination of service or in connection with a change in control, notwithstanding the Amended Plan’s general one-year minimum vesting requirement, and that such accelerated awards will not be counted against the 5% of the share reserve that is not subject to the minimum vesting requirement;

•

Allows for the extension of the maximum 10-year term of a stock option or stock appreciation right for up to 30 days following a period during which exercise of such option or right would have violated applicable law; and

•	Authorizes the allocation of fractional share interests under awards under the Amended Plan to the extent approved by the Personnel and Compensation Committee.

The terms and conditions of the Amended Plan are described in the section entitled “Item 5 on Proxy Card - Approval of Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan” (the “Incentive Award Plan Proposal”) in Teledyne’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2026 (the “Proxy Statement”). The terms and conditions of the Amended Plan herein and in the Incentive Award Plan Proposal do not purport to be a complete description of the Amended Plan, and are qualified in their entirety by reference to the complete text of the Amended Plan, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2026 Annual Meeting of Stockholders of Teledyne, held on April 22, 2026, the stockholders of Teledyne approved an amendment and restatement of Teledyne’s Restated Certificate of Incorporation

(the “Restated Certificate”) that would allow stockholders holding no less than 25% of the combined voting power of all outstanding voting securities of Teledyne the right to call a special meeting of stockholders, subject to the requirements and procedures set forth in the Teledyne’s Bylaws, as now or hereinafter in effect (the “Special Meeting Amendments”).

The Amended and Restated Certificate of Incorporation also includes other minor, non-substantive revisions to the Restated Certificate, principally the integration of prior amendments into the Restated Certificate and technical and conforming changes and modernizing updates. These revisions will not have a substantive impact on the rights of stockholders of Teledyne.

On January 20, 2026, the Board has approved amendments to the Bylaws (the “Bylaw Amendments”) to establish the procedural and disclosure requirements in connection with permitting stockholders who hold, in the aggregate, at least 25% of the combined voting power of all outstanding voting securities of Teledyne to call a special meeting of stockholders. The Bylaw Amendments became effective upon approval of the Special Meeting Amendment.

The requirements set forth in Bylaw Amendments include that:

•

The requesting stockholder(s) must follow certain procedural requirements for requesting that Teledyne set a record date to determine whether the requesting stockholder(s) meet the share ownership requirement. Requesting stockholder(s) are required to hold their shares of common stock in record name to request a record date or sign a special meeting request.

•

Any record date or special meeting request must set forth information regarding, (1) the business proposed to be conducted at the meeting, (2) information about any director candidate nominated and (3) information with respect to the requesting stockholder(s), including the beneficial owner(s), if any, on whose behalf the proposal is made, provided that only the name, address and the number of shares held of record or beneficially held is required for any requesting stockholder who has provided the demand solely in response to a proxy solicitation made pursuant to the Securities Exchange Act of 1934, as amended.

•	A special meeting request will not be valid if:

•

The business proposed to be conducted at the meeting is identical or substantially similar to an item of business for which a record date was previously fixed, that is delivered between the 61st day after and the one-year anniversary of such record date;

•

An identical or substantially similar item of business was covered at the most recent annual meeting or at a special meeting held within one year prior to the date on which the request was received; or

•	An identical or substantially similar item of business is to be covered at a stockholder meeting called by the Board to be held within 90 days after the request is received.

The Special Meeting Amendment and the Bylaw Amendments are further described in the section entitled “Item 4 on Proxy Card – Amendment and restatement of our Restated Certificate of Incorporation to Adopt a Stockholder Right to Call Special Meetings” in Teledyne’s Proxy Statement. A copy of the

Restated Certificate, which has been filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Report and a copy of the Sixth Amended and Restated Bylaws is attached as Exhibit 3.2 to this Report, each of which is incorporated herein by reference. The description of the Special Meeting Amendments and the Bylaw Amendments set forth above are qualified in their entirety by reference to the complete text of the Restated Certificate and the Sixth Amended and Restated Bylaws.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)-(b) The 2026 Annual Meeting of Stockholders of Teledyne was held on April 22, 2026. The actions described below were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

1.  The two nominees proposed by the Board of Directors were elected as Class III directors for a one year term expiring at the 2027 Annual Meeting by the following votes:

Name	For	Against	Abstain
Michelle A. Kumbier	39,321,154	1,313,758	27,672
Robert A. Malone	39,184,633	1,450,701	27,250

There were 2,765,860 broker non-votes with respect to this action.

Other continuing directors include (1) Class I directors Laura A. Black, Simon M. Lorne, Vincent J. Morales, and Wesley W. von Schack, whose terms expire at the 2027 Annual Meeting, and (2) Class II directors George C. Bobb, III, Robert Mehrabian, Jane C. Sherburne and Michael T. Smith, whose terms also expire at the 2027 Annual Meeting. As previously reported, Kenneth C. Dahlberg retired from the Board of Directors immediately prior to the 2026 Annual Meeting of Stockholders.

2.  A proposal to ratify the appointment of Deloitte & Touche LLP as Teledyne’s independent registered public accounting firm for 2026 was approved by a vote of 42,556,251 “for” versus 839,169 “against.” There were 33,024 abstentions and no broker non-votes with respect to this action.

3.  The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a vote of 38,895,426 “for” versus 1,717,586 “against.” There were 49,572 abstentions and 2,765,860 broker non-votes with respect to this action.

4.  The proposal to approve an amendment and restatement of the Company’s Restated Certificate of Incorporation to adopt a stockholder right to call special meetings of stockholders was approved by a vote of 40,612,763 “for” versus 22,255 “against.” There were 27,566 abstentions and 2,765,860 broker non-votes with respect to this action.

5.  The proposal to approve the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan was approved by a vote of 37,981,611 “for” versus 2,633,622 “against.” There were 47,351 abstentions and 2,765,860 broker non-votes with respect to this action.

Item 8.01. Other Events

At its meeting on April 21, 2026, the Nominating and Governance Committee of the Board re-approved standing resolutions related to non-employee director compensation under the Amended Plan, subject to approval of the Amended Plan by stockholders at the 2026 Annual Meeting. The compensation arrangements for non-employee directors set forth in the standing resolutions are identical to those currently in place under First Amended Plan. A copy of the standing resolutions of the Nominating and Governance Committee is attached as Exhibit 10.2 to this report and incorporated herein by reference. A copy of the Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees, which was approved by the Board of Directors of Teledyne at its meeting on January 20, 2026, is attached as Exhibit 10.3 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Restated Certificate of Incorporation of Teledyne Technologies Incorporated

Exhibit 3.2	Sixth Amended and Restated Bylaws of Teledyne Technologies Incorporated

Exhibit 10.1	Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan†

Exhibit 10.2	Standing resolutions of the Nominating and Governance Committee related to non-employee director compensation†

Exhibit 10.3	Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees†

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

†	Denotes management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: April 22, 2026